Exhibit 99.1
For Release: Thursday, May 2, 7:30 a.m. EDT

GM Reports First Quarter Net Income of $0.9 Billion

•	EPS of $0.58 including net loss from special items of $0.09 per share

•	EBIT-adjusted of $1.8 billion

DETROIT - General Motors Co. (NYSE: GM) today announced first quarter net income attributable to common stockholders of $0.9 billion, or $0.58 per fully diluted share. These results include a net loss from special items that reduced net income by $0.2 billion, or $0.09 per fully diluted share.

In the first quarter of 2012, GM's net income attributable to common stockholders was $1.0 billion, or $0.60 per fully diluted share, including a net loss from special items of $0.6 billion or $0.33 per share.

Net revenue in the first quarter of 2013 was $36.9 billion, compared to $37.8 billion in the first quarter of 2012. Earnings before interest and tax (EBIT) adjusted was $1.8 billion, compared to $2.2 billion the first quarter of 2012. First quarter EBIT-adjusted results for 2013 include the impact of $0.1 billion in restructuring costs.

“The year is off to a solid start as we increased our global share with strong new products that are attracting customers around the world,” said Dan Akerson, GM CEO and chairman. “In addition, we saw progress in Europe thanks to strong cost actions and great vehicles like the Opel Adam and Mokka.”

GM Results Overview (in billions except for per share amounts)

	Q1 2013	Q1 2012
Revenue	$36.9	$37.8
Net income attributable to common stockholders	$0.9	$1.0
Earnings per share (EPS) fully diluted	$0.58	$0.60
Impact of special items on EPS fully diluted	$(0.09)	$(0.33)

EBIT-adjusted	$1.8	$2.2

Automotive net cash flow from operating activities	$0.5	$2.3
Adjusted automotive free cash flow	$(1.3)	$0.3

Segment Results
Beginning this quarter, the company will report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of inter-segment sales and profits. Prior year segment results have been reclassified so all information is shown on a comparable basis. Financial results for Chevrolet Europe continue to be recorded in GM International Operations. Consolidated results are unaffected by this change.

1

•	GM North America reported EBIT-adjusted of $1.4 billion, compared with $1.6 billion in the first quarter of 2012.

•	GM Europe reported an EBIT-adjusted of $(0.2) billion, compared with $(0.3) billion in the first quarter of 2012.

•	GM International Operations reported EBIT-adjusted of $0.5 billion, compared with $0.5 billion in the first quarter of 2012.

•	GM South America broke even on an EBIT-adjusted basis, compared with EBIT-adjusted of $0.2 billion in the first quarter of 2012.

•	GM Financial earnings before tax was $0.2 billion for the quarter, compared to $0.2 billion in the first quarter of 2012.

Cash Flow and Liquidity
For the quarter, automotive cash flow from operating activities was $0.5 billion and automotive free cash flow adjusted was $(1.3) billion. The change in year-over-year cash flow was primarily the result of lower earnings and a series of timing-related items that we expect to reverse during the balance of the year.

GM ended the quarter with very strong total automotive liquidity of $35.3 billion. Automotive cash and marketable securities was $24.3 billion compared with $26.1 billion at year-end 2012.

“In the automotive business, outstanding product is what wins,” said Dan Ammann, GM senior vice president and CFO. “With more than 40 new vehicle introductions this year globally, our focus will be on flawless launches of the vehicles that will drive results this year and into 2014.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #

CONTACT:
Tom Henderson
GM Financial Communications
313-410-2704
tom.e.henderson@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial's international operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly Europe; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

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Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, (EBIT-adjusted) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended
	March 31, 2013	March 31, 2012
Operating segments
GMNA(a)(b)	$1,414	$1,642
GME(a)(b)	(175)	(294)
GMIO(a)(b)	495	521
GMSA(a)(b)	(38)	153
GM Financial(c)	180	181
Total operating segments	1,876	2,203
Corporate(a)	(110)	(21)
EBIT-adjusted	1,766	2,182
Special items	(170)	(612)
Corporate interest income	79	89
Automotive interest expense	91	110
Loss on extinguishment of debt	—	18
Income tax expense	409	216
Net income attributable to stockholders	1,175	1,315
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security	310	311
Net income attributable to common stockholders	$865	$1,004
__________

(a)
In the three months ended March 31, 2013 GM changed its managerial and reporting structure to report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of inter-segment sales and profits. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(c)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

In the three months ended March 31, 2013 special items included the following:

•Venezuela currency devaluation of $162 million in GMSA; and
•Pension settlement charges and income related to various insurance recoveries, net, of $8 million.

In the three months ended March 31, 2012 special items included Goodwill impairment charges of $590 million in GME and $22 million in GMIO.

The following table summarizes the reconciliation of Adjusted automotive free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended
	March 31, 2013	March 31, 2012
Adjusted automotive free cash flow	$(1,325)	$282
Less: Adjustments for voluntary management actions	71	—
Automotive free cash flow	(1,396)	282
Capital expenditures	1,939	1,990
Automotive net cash provided by operating activities	$543	$2,272

In the three months ended March 31, 2013 adjustments for voluntary management actions included pension contributions of $71 million related to the previously announced annuitization of the U.S. salaried pension plan.

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2013
Total net sales and revenue	$22,979	$4,818	$4,820	$3,691	$36	$36,344	$540	$—	$36,884

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$926	$110	$203	$130	$16	$1,385	$84	$(4)	$1,465

Equity income, net of tax	$5	$—	$550	$—	$—	$555	$—	$—	$555

	GMNA	GME	GMIO	GMSA	Corporate	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2012
Total net sales and revenue(a)	$23,175	$5,255	$5,016	$3,867	$15	$37,328	$431	$—	$37,759

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$888	$280	$129	$118	$12	$1,427	$43	$(2)	$1,468

Equity income, net of tax	$2	$—	$421	$—	$—	$423	$—	$—	$423
__________

(a)
In the three months ended March 31, 2013 GM changed its managerial and reporting structure to report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of inter-segment sales and profits. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	March 31, 2013	December 31, 2012
Worldwide Employment (in thousands)
GMNA(a)	105	101
GME	36	37
GMIO	39	39
GMSA	33	32
GM Financial	4	4
Total Worldwide	217	213

U.S. - Salaried(a)	33	30
U.S. - Hourly	50	50
_________

(a)	Headcount increased primarily due to the insourcing of certain information technology support functions that were previously provided by outside parties.

Wholesale and Retail Vehicle Sales

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates vehicle sales to our revenue from the sale of vehicles, which is the largest component of Automotive sales and revenue. Wholesale vehicle sales exclude vehicle sales produced by unconsolidated joint ventures. Retail vehicle sales data, which represents estimated sales to the end customer, including fleets, does not correlate directly to the revenue recognized during the period. However, retail vehicle sales data is indicative of the underlying demand for GM's vehicles, is the basis for market share, and is based upon the good faith estimates of management and includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Market share information is based primarily on retail vehicle sales volume, but estimates may be used where retail vehicle sales volume is not available. Worldwide market share and retail vehicle sales data exclude the markets of Iran, North Korea, Sudan and Syria.

Retail sales volume includes vehicles produced by certain joint ventures. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture sales in China.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2013	March 31, 2012
GMNA	829	848
GME(a)	249	266
GMIO(a)(b)	243	243
GMSA	233	237
Worldwide	1,554	1,594
________

(a)
Chevrolet branded vehicles sold in European markets are distributed by subsidiaries of GM Korea Company, which is a component of GMIO. Revenue and wholesale vehicle sales of Chevrolet branded vehicles sold in European markets are included in GMIO's financial results.

(b)
The joint venture wholesale vehicle sales presented in the following table are excluded from our wholesale vehicle sales. Wholesale vehicle sales for SAIC GM Investment Limited, the holding company of General Motors India Private Limited and Chevrolet Sales India Private Limited (collectively HKJV) are included in the three months ended March 31, 2013.

	Three Months Ended
	March 31, 2013	March 31, 2012
Joint venture sales in China
SAIC General Motors Sales Co., Ltd. (SGMS)	382	337
SGMW and FAW-GM	434	407
Joint venture sales in India
HKJV		28

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Retail Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet - Cars	205	217
Chevrolet - Trucks	167	151
Chevrolet - Crossovers	98	80
Cadillac	43	31
Buick	48	37
GMC	105	92
Total United States	665	608
Canada, Mexico and Other	97	96
Total North America	762	704
Europe
Opel/Vauxhall	260	275
Chevrolet	112	122
Other	1	1
Total Europe	373	398
Asia/Pacific, Middle East and Africa
Chevrolet	290	291
Wuling	397	355
Buick	209	181
Holden	27	31
GMC	9	11
Cadillac	9	9
Other	51	51
Total Asia/Pacific, Middle East and Africa(d)	992	928
South America
Chevrolet	233	246
Other	1	1
Total South America	234	248
Total Worldwide	2,361	2,278
________

(a)
North America retail vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America retail vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to the daily rental car companies.

(c)	Retail vehicle sales data may include rounding differences.

(d)	The joint venture retail vehicle sales presented in the following table are included in GM's retail vehicle sales. Retail vehicle sales for HKJV are included in the three months ended March 31, 2012.

	Three Months Ended
	March 31, 2013		March 31, 2012
Joint venture sales in China
SGMS	382	337	337
SGMW and FAW-GM	434	407	407
Joint venture sales in India
HKJV		28	28

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Market Share(a)(b)
United States - Cars	13.8%	14.3%
United States - Trucks	24.2%	22.8%
United States - Crossovers	18.8%	17.3%
Total United States	17.7%	17.2%
Total North America	17.1%	16.7%
Total Europe	8.3%	8.2%
Total Asia/Pacific, Middle East and Africa(c)	9.6%	9.4%
Total South America	17.2%	18.3%
Total Worldwide	11.4%	11.2%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	32.1%	33.4%
% Fleet Sales - Trucks	23.1%	25.0%
% Fleet Sales - Crossovers	20.8%	17.2%
Total Vehicles	25.9%	26.7%

North America Capacity Utilization	98.1%	103.9%
________
(a) Market Share information is based on retail vehicles sales volume.
(b) North America retail vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America retail vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales.
(c) The joint venture retail vehicle sales presented in the following table are included in GM's retail vehicle sales. Retail vehicle sales for HKJV are included in the three months ended March 31, 2012.

	Three Months Ended
	March 31, 2013	March 31, 2012
Joint venture sales in China
SGMS	382	337
SGMW and FAW-GM	434	407
Joint venture sales in India
HKJV		28

General Motors Company and Subsidiaries
Condensed Consolidated Income Statements
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Net sales and revenue
Automotive	$36,344	$37,328
GM Financial	540	431
Total	36,884	37,759
Costs and expenses
Automotive cost of sales	32,617	32,910
GM Financial operating and other expenses	356	248
Automotive selling, general and administrative expense	2,939	2,973
Other automotive expenses, net	13	15
Goodwill impairment charges	—	617
Total costs and expenses	35,925	36,763
Operating income	959	996
Automotive interest expense	91	110
Interest income and other non-operating income, net	171	275
Loss on extinguishment of debt	—	18
Income before income taxes and equity income	1,039	1,143
Income tax expense	409	216
Equity income, net of tax	555	423
Net income	1,185	1,350
Net loss attributable to noncontrolling interests	(10)	(35)
Net income attributable to stockholders	$1,175	$1,315
Net income attributable to common stockholders	$865	$1,004

Earnings per share
Basic
Basic earnings per common share	$0.63	$0.64
Weighted-average common shares outstanding	1,372	1,572
Diluted
Diluted earnings per common share	$0.58	$0.60
Weighted-average common shares outstanding	1,507	1,692

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months ended March 31, 2013 and 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share in the period ended March 31, 2013 and 2012.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2013	March 31, 2012
Basic earnings per share
Net income attributable to stockholders	$1,175	$1,315
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(a)(b)	(310)	(311)
Net income attributable to common stockholders	$865	$1,004
Weighted-average common shares outstanding - basic	1,372	1,572
Basic earnings per common share	$0.63	$0.64
Diluted earnings per share
Net income attributable to stockholders	$1,175	$1,315
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(a)(c)	(302)	(305)
Net income attributable to common stockholders	$873	$1,010
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,372	1,572
Dilutive effect of warrants	134	116
Dilutive effect of restricted stock units	1	4
Weighted-average common shares outstanding - diluted	1,507	1,692
Diluted earnings per common share	$0.58	$0.60
__________

(a)	Includes earned but undistributed dividends of $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three months ended March 31, 2013 and 2012.

(b)
Includes cumulative dividends on preferred stock of $215 million and earnings of $95 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2013 and cumulative dividends on preferred stock of $215 million and earnings of $96 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2012.

(c)
Includes cumulative dividends on preferred stock of $215 million and earnings of $87 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2013 and cumulative dividends on preferred stock of $215 million and earnings of $90 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2012.

General Motors Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$20,643	$18,422
Marketable securities	6,560	8,988
Restricted cash and marketable securities	713	686
Accounts and notes receivable (net of allowance of $312 and $311)	12,559	10,395
GM Financial finance receivables, net (including gross consumer finance receivables transferred to SPEs of $4,512 and $3,444)	4,286	4,044
Inventories	15,200	14,714
Equipment on operating leases, net	1,730	1,782
Deferred income taxes	9,336	9,429
Other current assets	1,543	1,536
Total current assets	72,570	69,996
Non-current Assets
Restricted cash and marketable securities	623	682
GM Financial finance receivables, net (including gross consumer finance receivables transferred to SPEs of $7,131 and $6,458)	7,169	6,954
Equity in net assets of nonconsolidated affiliates	7,470	6,883
Property, net	24,893	24,196
Goodwill	1,968	1,973
Intangible assets, net	6,997	6,809
GM Financial equipment on operating leases, net (including assets transferred to SPEs of $2,047 and $540)	2,039	1,649
Deferred income taxes	27,669	27,922
Other assets	2,377	2,358
Total non-current assets	81,205	79,426
Total Assets	$153,775	$149,422
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$27,117	$25,166
Short-term debt and current portion of long-term debt
Automotive (including certain debt at VIEs of $273 and $228)	1,756	1,748
GM Financial	5,216	3,770
Accrued liabilities	22,450	23,308
Total current liabilities	56,539	53,992
Non-current Liabilities
Long-term debt
Automotive (including certain debt at VIEs of $116 and $122)	3,419	3,424
GM Financial	8,033	7,108
Postretirement benefits other than pensions	7,246	7,309
Pensions	26,775	27,420
Other liabilities and deferred income taxes	13,428	13,169
Total non-current liabilities	58,901	58,430
Total Liabilities	115,440	112,422
Commitments and contingencies
Equity
Preferred stock, $0.01 par value
Series A	5,536	5,536
Series B	4,855	4,855
Common stock, $0.01 par value	14	14
Capital surplus (principally additional paid-in capital)	23,776	23,834
Retained earnings	11,017	10,057
Accumulated other comprehensive loss	(7,611)	(8,052)
Total stockholders’ equity	37,587	36,244
Noncontrolling interests	748	756
Total Equity	38,335	37,000
Total Liabilities and Equity	$153,775	$149,422